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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-83304 of Beazer Homes USA, Inc. on Form S-4 of our report dated November 2, 2001 incorporated by reference in the Annual Report on Form 10-K of Beazer Homes USA, Inc. for the year ended September 30, 2001 and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Atlanta, Georgia
March 12, 2002

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INDEPENDENT AUDITORS' CONSENT